UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 7, 2011

Date of Report (Date of earliest event reported)

Verso Paper Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-34056	75-3217389
(State of Incorporation	(Commission File Number)	(IRS Employer
or Organization)		Identification Number)

Verso Paper Holdings LLC

(Exact name of registrant as specified in its charter)

Delaware	333-142283	56-2597634
(State of Incorporation	(Commission File Number)	(IRS Employer
or Organization)		Identification Number)

6775 Lenox Center Court, Suite 400

Memphis, Tennessee 38115-4436

(Address, including zip code, of principal executive offices)

(901) 369-4100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

On February 7, 2011, Verso Paper Holdings LLC (“Verso Holdings”), a wholly owned subsidiary of Verso Paper Corp. (together with Verso Holdings, the “Registrants”) and Verso Paper Inc., a subsidiary of Verso Holdings (together with Verso Holdings, the “Issuers”) priced $36 million aggregate principal amount of their second priority senior secured notes due 2019 (the “Notes”). The Notes are to be sold through a private placement that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).

The Notes will have the same terms as the $360 million aggregate principal amount of second priority senior secured notes due 2019 issued by the Issuers on January 26, 2011 (the “January Notes”). The Notes will pay interest semiannually at a rate of 8.75% per year, commencing on August 1, 2011. The Notes will be issued at an issue price of 103.250%. The Issuers may redeem the Notes, in whole or in part, at any time on or after February 1, 2015, at a redemption price equal to 100% of the principal amount plus a specified premium of 4.375%, declining to 2.188% on February 1, 2016, and declining to par on February 1, 2017, plus accrued and unpaid interest. At any time before February 1, 2014, the Issuers may redeem up to 35% of the aggregate principal amount of the Notes (including the January Notes) with the proceeds of qualified equity offerings at a redemption price of 108.75%, plus accrued and unpaid interest. At any time before February 1, 2015, the Issuers may redeem some or all of the Notes at a price equal to the principal amount thereof plus a make-whole premium, plus accrued and unpaid interest. The closing of the offering of the Notes is expected to occur on February 10, 2011 and is subject to customary closing conditions.

The net proceeds from this offering will be approximately $36 million, after deducting the initial purchasers’ discounts and estimated offering expenses. The proceeds received from the sale of the Notes will be used to redeem up to $35 million of the Issuers’ outstanding first priority senior secured notes.

The Notes are being offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act, and outside the United States only to non-U.S. investors pursuant to Regulation S. The Notes will not initially be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements or a transaction not subject to the registration requirements of the Securities Act or any state securities laws.

This report shall not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

The Registrants are furnishing this information under Item 7.01 of this report to comply with Regulation FD. Such information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Registrants’ filings under the Securities Act or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

In this report all statements that are not purely historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements may be identified by the words “believe,” “expect,” “anticipate,” “project,” “plan,” “estimate,” “intend,” and similar expressions. Forward-looking statements are based on currently available business, economic, financial and other information and reflect management’s current beliefs, expectations and views with respect to future developments and their potential effects on the Registrants. Actual results could vary materially depending on risks and uncertainties that may affect the Registrants and their business. For a discussion of such risks and uncertainties, please refer to the Registrants’ filings with the Securities and Exchange Commission. The Registrants assume no obligation to update any forward-looking statement made in this report to reflect subsequent events or circumstances or actual outcomes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, each of the Registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 7, 2011

VERSO PAPER CORP.

By:	/s/ Robert P. Mundy
Robert P. Mundy
Senior Vice President and Chief Financial Officer

VERSO PAPER HOLDINGS LLC

By:	/s/ Robert P. Mundy
Robert P. Mundy
Senior Vice President and Chief Financial Officer